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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 17, 2001


                            HFC Revolving Corporation
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               (Exact name of registrant as specified in charter)


         Delaware                         333-84611               36-3955292
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)


               2700 Sanders Road, Prospect Heights, Illinois 60070
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (847) 564-5000




Item 1.    Changes in Control of Registrant.
           Not Applicable.
Item 2.    Acquisition or Disposition of Assets.
           Not Applicable.
Item 3.    Bankruptcy or Receivership.
           Not Applicable.
Item 4.    Changes in Registrant's Certifying Accountant.
           Not Applicable.
Item 5.    Other Events and Regulation FD Disclosure.






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         On May 17, 2001, the Registrant sold Closed-End Home Equity Loan Asset
         Backed Certificates, Series 2001-1, for $716,730,000, which evidence beneficial ownership interests in Household Home Equity Loan Trust 2001-1 (the "Trust"). The Trust property consists primarily of a pool of closed-end, fixed- or declining- rate home equity loans (the "Home Equity Loans"), including the right to receive payments due on the Home Equity Loans on and after the applicable cut-off date as described in the Pooling and Servicing Agreement, dated as of May 1, 2001.

Item 6.  Resignations of Registrant's Directors.
         Not Applicable.

Item 7.  Financial Statements and Exhibits

         (a) Financial statements of businesses acquired.
             Not applicable

         (b) Pro forma financial information.
             Not applicable.

         (c) Exhibits.
             The following is filed herewith:

Exhibit No.       Description

  4.1 Pooling and Servicing Agreement among HFC Revolving Corporation, as Depositor, Household Finance Corporation, as Master Servicer, and Bank One, National Association, as Trustee, dated as of May 1, 2001 creating a trust entitled Household Home Equity Loan Trust 2001-1.

Item 8.  Change in Fiscal Year.
         Not Applicable.

Item 9.  Regulation FD Disclosure.
         Not Applicable.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 HFC REVOLVING CORPORATION


                                 By: /s/ Steven H. Smith
                                     ------------------------------------------
                                         Steven H. Smith
                                         Vice President and Assistant Treasurer